Exhibit 10.2
Execution Version

GUARANTY AGREEMENT

Dated as of April 20, 2018

of

GLOBAL WATER, LLC

4369623.1
04/11/18

GUARANTY AGREEMENT
THIS GUARANTY AGREEMENT, dated for identification as of April 20, 2018 (this “Guaranty”), is made by GLOBAL WATER, LLC, a Delaware limited liability company (‘‘Guarantor’’), in favor of MIDFIRST BANK, a federally chartered savings association (“Bank”).
PRELIMINARY STATEMENTS
I.Global Water Resources, Inc., a Delaware corporation (the “Company”), entered into a Note Purchase Agreement dated as of May 20, 2016, as modified by Amendment No. 1 to Note Purchase Agreement dated as of December 19, 2017, and Amendment No. 2 to Note Purchase Agreement of even date herewith (and as further amended, supplemented or restated at any relevant time the “Note Purchase Agreement”) with the Persons listed on the signature pages thereto or their successors as holders of the Notes (the “Noteholders”). The obligations of the Company to the Noteholders under the Note Purchase Agreement and evidenced by the Notes are the “Note Obligations” and are guaranteed by Guarantor pursuant to a Guaranty Agreement dated June 24, 2016 (the “Note Guaranty”).
II.The Company and Bank are parties to a Loan Agreement of even date herewith (as amended, supplemented or restated at any relevant time the “Loan Agreement”), pursuant to which Bank has agreed to provide the Company a multiple advance revolving credit facility in the initial maximum principal amount of $8,000,000 (the “Revolver”). The holder (including the Bank) of the Revolver Note at any relevant time is the “Holder.” The Revolver and other Obligations of the Company to the Holder evidenced by the Loan Agreement and Revolver Note are the “Revolver Obligations.”
III.The Note Obligations and Revolver Obligations are guaranteed by the Note Guaranty and this Guaranty, respectively, and those guaranties are secured by pledges of Equity Interests in certain Subsidiaries and other Collateral and subject to the Agency Agreement described below.
IV.The Company, Bank, Noteholders and U.S. Bank National Association, a national banking association, as Collateral Agent for the benefit of the Noteholders and Bank, are or will be parties to an Amended and Restated Collateral Agency Agreement of even date herewith (and as further amended, supplemented or restated from time to time the “Agency Agreement”).
V.It is a condition of the Bank’s Commitment in the Loan Agreement to provide the Revolver that this Guaranty be executed and delivered by Guarantor and be in full force and effect. Guarantor will receive direct and indirect benefits from the Loan Agreement and the Revolver. The member and manager of Guarantor have determined that obtaining the Revolver is in the best interests of Guarantor.
VI.Capitalized terms used at any place in this Guaranty and not defined herein (including by reference to another document) have the meanings provided by the Loan Agreement.

NOW THEREFORE, in consideration of the execution and delivery of the Loan Agreement and the Commitment, and the issuance of the Revolver Note, Guarantor hereby covenants and agrees with, and represents and warrants to each Holder, as follows:
SECTION 1.GUARANTY. Guarantor irrevocably and unconditionally guarantees to each Holder the due and punctual payment in full of all of the following (the “Guaranteed Obligations”): (a) all Revolver Obligations, including all principal of, interest on (including interest accruing after the filing of any petition in bankruptcy, or commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any other amounts due under or pursuant to, the Loan Agreement and/or Revolver Note when and as due and payable (at stated maturity, by required or optional prepayment, by acceleration or otherwise); and (b) all fees, expenses, indemnities and other sums which become due to the Holder or Collateral Agent under or pursuant to the Revolver Note, Loan Agreement, Agency Agreement or any other Revolver Document. The Guarantor’s liability hereunder is joint and several with any other Person(s) who may guarantee any Guaranteed Obligations.
The guaranty in the preceding paragraph is an absolute, present and continuing guaranty of payment and not of collectability and is in no way conditional or contingent on any attempt to collect from any other Obligor any Guaranteed Obligations or on any other action, occurrence or circumstance whatsoever. If the Company fails to pay any Guaranteed Obligations, Guarantor agrees to pay the same when due to the Collateral Agent and/or Holder entitled thereto, without demand, presentment, protest or notice of any kind, in lawful money of the United States of America, pursuant to the requirements for payment specified in the relevant Revolver Documents. Each default in payment of any Guaranteed Obligations will give rise to a separate cause of action and separate suits may be brought as each cause of action arises. Guarantor agrees that the Revolver Note may (but need not) make reference to this Guaranty Agreement.
Notwithstanding any other provision of this Guaranty, if at any time the Guaranteed Obligations exceed the Maximum Guaranteed Amount determined as of such time with regard to Guarantor, then this Guaranty will be automatically amended to reduce the Guaranteed Obligations hereunder to the Maximum Guaranteed Amount. Such amendment will not require the consent of Guarantor or any Holder and will be automatically consented to by the Guarantor and each Holder. The Guaranteed Obligations may at any time exceed the Maximum Guaranteed Amount without affecting or impairing the obligation of Guarantor. “Maximum Guaranteed Amount” means as of any date of determination with respect to Guarantor, the lesser of the: (a) amount of Guaranteed Obligations outstanding on such date; and (b) maximum amount that would not render the Guarantor’s liability under this Guaranty subject to avoidance under Section 548 of the United States Bankruptcy Code (or any successor Law) or any comparable provision of applicable state Law.
SECTION 2.OBLIGATIONS ABSOLUTE. The obligations of Guarantor hereunder are primary, absolute, irrevocable and unconditional, irrespective of the validity or enforceability of any other Revolver Document, will not be subject to any counterclaim, setoff, deduction or defense based on any claim Guarantor may have against any other Obligor, Holder or otherwise, and will remain in full force and effect without regard to, and will not be released, discharged or affected by, any circumstance or condition whatsoever (whether or not Guarantor has any knowledge or notice thereof), including any: (a) amendment to, supplement to or restatement of the Revolver Note or any other Revolver Document (it being agreed the obligations of Guarantor hereunder will apply to the Revolver Note or other Revolver Document as so amended, supplemented or restated) or any assignment or transfer thereof or of any interest therein, or any furnishing, acceptance or release of any Collateral or other security for the any Guaranteed Obligations; (b) waiver, consent, extension, indulgence or other action or inaction under or in respect of the Revolver Note or any other Revolver Document; (c) bankruptcy, insolvency, arrangement, reorganization, readjustment, composition, liquidation or similar proceeding with respect to any other Obligor or its property; (d) merger, amalgamation or consolidation of any Obligor into or with any other Person or any sale, lease or transfer of any assets of any Obligor to any Person; (e) failure on the part of the Company to comply with or perform any other agreement with Guarantor; (f) failure on the part of the Collateral Agent or any Holder to obtain, maintain, register or otherwise perfect any Collateral or other security; or (g) other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (whether or not similar to the foregoing), however material or prejudicial it may be to Guarantor or to any subrogation, contribution or reimbursement rights of Guarantor.
SECTION 3.WAIVER. Guarantor unconditionally waives to the fullest extent permitted by Law: (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any default by the Company in the payment or performance of any amount or duty due under the Revolver Note or any other Revolver Document, and of any matter referred to in Section 2; (b) all notices which may be required by Law or otherwise to preserve any rights of the Collateral Agent or any Holder against Guarantor, including notice or presentment to or demand for payment from the Company or Guarantor, of any default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Company; (c) any right to require the Collateral Agent or any Holder or Noteholder to enforce, assert or exercise any right, power or remedy including any right, power or remedy conferred by the Revolver Note or any other Revolver Document, the Note Purchase Agreement, any Notes, the Note Guaranty or the Agency Agreement; (d) any requirement for diligence on the part of the Collateral Agent or any Holder; and (e) any other act or omission or delay which might in any manner or to any extent vary the risk, or otherwise operate as a discharge of, Guarantor or in any manner lessen the obligations of Guarantor hereunder.
SECTION 4.OBLIGATIONS UNIMPAIRED. Guarantor authorizes the Collateral Agent and/or Holder (as applicable), without notice or demand to Guarantor or affecting its obligations hereunder, from time to time to: (a) renew, compromise, extend, accelerate or otherwise change the time for payment of, all or any part of the Revolver Note or any of the other Revolver Documents; (b) change any representations, covenants, events of default or other terms or conditions of or pertaining to the Revolver Note or any of the other Revolver Documents, including decreases or increases in amounts of principal, rates of interest or fees, or other Guaranteed Obligations; (c) take and hold Collateral and other security for the payment of the Revolver Note or any of the other Revolver Documents, for the performance of this Guaranty or otherwise from the Indebtedness guaranteed hereby and to exchange, enforce, waive, subordinate and release any such Collateral and other security; (d) apply any such Collateral and security and to direct the order or manner of sale thereof as the Collateral Agent (in accordance with the Collateral Agreement) or Holders and Noteholders in their sole discretion may determine; (e) obtain additional or substitute endorsers or guarantors; (f) exercise or refrain from exercising any rights against the Company and others (including other guarantors); and (g) subject to the Agency Agreement, apply any sums, by whomsoever paid or however realized, to the payment of the Guaranteed Obligations. Neither the Holder nor Collateral Agent shall have any obligation to proceed against any additional or substitute endorsers or guarantors or pursue or exhaust any Collateral or other security provided by any Person or to pursue any other remedy.
If an event permitting the acceleration of the maturity of the principal amount of the Revolver exists and such acceleration is at such time prevented or the right of any Holder to receive any payment on account of the Guaranteed Obligations is at such time delayed or otherwise affected by reason of the pendency against any Obligor or other guarantor of a case or proceeding under a bankruptcy or insolvency Law, Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the maturity of such principal amount will be accelerated with the same effect as if the Holder had accelerated the same in accordance with the Loan Agreement, and Guarantor shall forthwith pay such accelerated Guaranteed Obligations.

SECTION 5.SUBROGATION AND SUBORDINATION.
(a)Guarantor will not exercise any rights which it may have acquired by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of reimbursement, contribution or indemnity or any rights or recourse to any Collateral or other security for the Revolver or Notes or this Guaranty, unless and until all Guaranteed Obligations have been indefeasibly paid in full in cash.
(b)Guarantor hereby subordinates the payment of all Indebtedness and other obligations of the Company or any other guarantor of the Guaranteed Obligations owing to Guarantor, whether now existing or hereafter arising, including all rights and claims described in Section 5(a), to the indefeasible payment in full in cash of all Guaranteed Obligations. If the Collateral Agent or a Holder so requests, any such Indebtedness or other obligations shall be enforced and performance received by Guarantor as trustee for the Holder and the proceeds thereof shall be paid over to the Holder promptly, in the form received (with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Holder, but without reducing or affecting the liability of Guarantor under this Guaranty.
(c)If any amount or other payment is made to or accepted by Guarantor in violation of Sections 5(a) or (b), such amount shall have been paid to Guarantor for the benefit of, and held in trust for the benefit of, the Holder and be paid over to the Holder promptly, in the form received (with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as directed by the Holder, but without reducing or affecting the liability of Guarantor under this Guaranty.
SECTION 6.REINSTATEMENT. This Guaranty will continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any Holder on account of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by a Holder on the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other guarantor, or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any other guarantor or any part of its or their property, or otherwise, all as though such payments had not been made.
SECTION 7.RANK. Guarantor will ensure that its payment obligations under this Guaranty will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of Guarantor now or hereafter existing.
SECTION 8.TERM. This Guaranty and all covenants and agreements of the Guarantor herein will continue in effect and not be discharged until all Guaranteed Obligations and other Obligations hereunder shall be indefeasibly paid in full in cash and shall be subject to reinstatement pursuant to Section 6.

SECTION 9.SURVIVAL; INTEGRATION. All representations and warranties herein will survive the execution and delivery of this Guaranty and may be relied on by any Holder, regardless of any investigation by or on behalf of any Holder. All statements in any certificate or other instrument delivered by or on behalf of Guarantor pursuant to this Guaranty will be representations and warranties of Guarantor under this Guaranty. Subject to the preceding sentence, this Guaranty and Guarantor’s Pledge and Security Agreement embody the entire agreement between each Holder and Guarantor and supersede all prior agreements and understandings relating to the subject matter hereof.
SECTION 10.AMENDMENT AND WAIVER.
Section 10. 1Requirements. Except as provided in the third paragraph of Section 1, this Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of Guarantor and the Holder.
Section 10. 2Binding Effect. No amendment or waiver consented to as provided in this Section 10 will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between Guarantor and any Holder nor any delay in exercising any rights hereunder or under any other Revolver Document will operate as a waiver of any rights of any Holder.
SECTION 11.REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to each Holder as follows:
Section 11.1Power and Authority. Guarantor has the power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty and to perform the provisions hereof.
Section 11.2Authorization. This Guaranty has been duly authorized by all necessary company or similar action on the part of Guarantor, and this Guaranty constitutes upon execution and delivery a legal, valid and binding obligation of Guarantor enforceable in accordance with its terms, except as such enforceability may be limited by: (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally; and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 11.3Governmental Authorizations. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by Guarantor of this Guaranty.
SECTION 12.NOTICES. All notices and communications provided for hereunder shall be in writing and sent: (a) by telecopy or electronic mail if the sender on the same day sends a confirming copy by a recognized overnight delivery service (charges prepaid); (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent: (a) if to the Guarantor, to 21410 North 19th Avenue, Suite 220, Phoenix, Arizona 85027, or such other address as the Guarantor shall have specified to the Holders; or (b) if to Holder, to such Holder at an address specified for such notice or communications in the Loan Agreement, or such other address as such Holder shall have specified to the Company. Each notice or other communication delivered in connection with this Guaranty shall be in English.
SECTION 13.MISCELLANEOUS.

Section 13.1Successors and Assigns. All covenants and agreements in this Guaranty by or on behalf of any of Guarantor or any Holder will bind and inure to the benefit of its respective successors and assigns whether so expressed or not.
Section 13.2Severability. Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will (to the full extent permitted by law), not invalidate or render unenforceable such provision in any other jurisdiction.
Section 13.3Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant herein, so that compliance with any one covenant will not (absent such express contrary provision) excuse compliance with any other covenant. If a provision refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision will be applicable whether such action is taken directly or indirectly by such Person. All references herein to numbered sections, unless otherwise indicated, are to sections of this Guaranty. Words and definitions in the singular shall be construed as though in the plural and vice versa, and words in the masculine, neuter or feminine gender shall be construed as though in either of the other genders where the context requires.
Section 13.4Assurances. Guarantor agrees to execute and deliver all such documentation and take all such action as any Holder may from time to time reasonably request to effectuate fully the purposes of this Guaranty.
Section 13.5Law. This Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the Law of the State of New York, excluding choice-of-law principles that would require or permit the application of the Law of a jurisdiction other than such State.
Section 13.6Jurisdiction and Process; Jury Trial.
(a)Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guaranty. To the fullest extent permitted by Law, Guarantor irrevocably waives and agrees not to assert, by way of motion; as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(b)Guarantor consents to process being served by or on behalf of any Holder in any suit, action or proceeding referred to in Section 13.6(a) by hand delivery, by delivery by reputable commercial delivery service, charges prepaid, by mailing a copy by registered or certified mail (or substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 12 or such other address of which such Holder shall then have been notified pursuant to Section 12. The Guarantor agrees that such service upon receipt: (i) shall be in every respect effective service of process on it in any such suit, action or proceeding; and (ii) shall, to the fullest extent permitted by Law, be taken and held to be valid personal service on and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)Nothing in this Section 13.6 shall affect the right of any Holder to serve process in any manner permitted by Law, or limit any right that any Holder may have to bring proceedings against the Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
(d)GUARANTOR AND EACH HOLDER, BY ACCEPTING THIS GUARANTY, WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTY OR OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH.
Section 13.7Reproduction of Documents; Execution. This Guaranty may be reproduced by any Holder by any photographic, photostatic, electronic, digital or other similar process and such Holder may destroy any original so reproduced. To the extent permitted by applicable Law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Holder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 13.7 shall not prohibit Guarantor or any Holder from contesting any such reproduction to the same extent it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction. A facsimile or electronic transmission of the signature page of Guarantor shall be as effective as delivery of a manually executed counterpart hereof and be admissible into evidence for all purposes.

DATED as of the date first above written.
GLOBAL WATER, LLC

By: /s/ Michael J. Liebman
Name:    Michael J. Liebman
Title:    Manager